Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the following Registration Statements:
(1) Registration Statement (Form S-8 No. 333-138767) of Calumet Specialty Products Partners, L.P. pertaining to the Calumet GP, LLC Long-Term Incentive Plan of Calumet Specialty Products Partners, L.P., and
(2) Registration Statement (Form S-3 No. 333-170390) of Calumet Specialty Products Partners, L.P.;
of our report dated February 18, 2011, with respect to the consolidated financial statements of Calumet Specialty Products Partners, L.P., our report dated February 18, 2011, with respect to the effectiveness of internal control over financial reporting of Calumet Specialty Products Partners, L.P., and our report dated February 18, 2011, with respect to the balance sheet of Calumet GP, LLC, included in this Annual Report (Form 10-K) of Calumet Specialty Products Partners, L.P. for the year ended December 31, 2010.
/s/ ERNST & YOUNG LLP
Indianapolis, Indiana
February 18, 2011